Exhibit 10.4

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

GRANT AGREEMENT

Investment ID OPP1189138

AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION
Name:	Arsanis Inc
Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3) You confirm that the above information is correct and agree to notify the Foundation immediately of any change.
Expenditure Responsibility:	This Agreement is subject to “expenditure responsibility” requirements under the U.S. Internal Revenue Code.
Mailing Address:	890 Winter Street Suite 230 Waltham, MA 02451-1472 United States
Primary Contact:	[**]

FOUNDATION INFORMATION
Mailing Address:	P. O. Box 23350, Seattle, WA 98102, U.S.A.
Primary Contact:	[**]

AGREEMENT INFORMATION
Title:	Respiratory Syncytial Virus (RSV) Program: Optimization Proposal
“Charitable Purpose”:	To optimize and further characterize anti respiratory syncytial virus (RSV) monoclonal antibodies (mAbs) towards the prevention of RSV in infants in the developing world
“Start Date”:	Date of last signature.
“End Date”:	August 31, 2018
This Agreement includes and incorporates by this reference:	This Agreement Summary & Signature Page and:
●Grant Amount and Reporting & Payment Schedule (Attachment A)
●Terms and Conditions (Attachment B)
●List of Developing Countries (Attachment C)
●Proposal Narrative (date submitted April 10, 2018)
●Results Framework and Tracker (date submitted April 11, 2018)
●Budget (date submitted April 11, 2018)

THIS AGREEMENT is between Arsanis Inc (“Arsanis,” “You” or “Grantee”) and the Bill & Melinda Gates Foundation (“Foundation”), and is effective as of the date of last signature. Each party to this Agreement may be referred to individually as a “Party” and together as the “Parties.” As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

BILL & MELINDA GATES FOUNDATION		ARSANIS INC

/s/ Lynda Stuart		/s/ Mike Gray

By:	Lynda Stuart	By:	Mike Gray
Title:	Deputy Director Vaccines and Host-Pathogen Biology	Title:	Chief Operating Officer and Chief Financial Officer

8/6/2018		August 8, 2018
Date		Date

GRANT AGREEMENT

Investment ID OPP1189138

ATTACHMENT A

GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You the total grant amount specified in the Reporting & Payment Schedule below. The Foundation’s Primary Contact must approve in writing any Budget cost category change of more     than 10%.

REPORTING & PAYMENT SCHEDULE

Payments are subject to Your compliance with this Agreement, including Your achievement, and the Foundation’s approval, of any applicable targets, milestones, and reporting deliverables required under this Agreement. The Foundation may, in its reasonable discretion, modify payment dates or amounts and will notify You of any such changes in writing.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation’s templates or forms, which the Foundation will make available to You and which may be modified from time to time.  For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation’s Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

ACCOUNTING FOR PERSONNEL TIME

You will track the time of all employees, contingent workers, and any other individuals whose compensation will be paid in whole or in part by Grant Funds. Such individuals will keep records (e.g., timesheets) of actual time worked on the Project in increments of sixty minutes or less and brief descriptions of tasks performed. The Foundation acknowledges that You have offered the Foundation the opportunity to review copies of the records maintained by such individuals for work on the Project through June 30, 2018, and the Foundation agrees that the descriptions of tasks performed in such records comply with the foregoing requirements. You will report actual time worked consistent with those records in Your progress and final budget reports. You will submit copies of such records to the Foundation upon request.

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	Countersigned Agreement		Within [**] days after receipt of countersigned Agreement	$1,137,292.00
Start Date to End Date	Final Report	Within [**] days of End Date
Total Grant Amount				$1,137,292.00

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GRANT AGREEMENT

Investment ID OPP1189138

ATTACHMENT B

TERMS & CONDITIONS

This Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Proposal Narrative and Results Framework and Tracker (collectively, “Project”) in order to further the Charitable Purpose. The Foundation, in its discretion, may approve in writing any request by You to make non-material changes to the Proposal Narrative and/or Results Framework and Tracker.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under the Agreement (“Grant Funds”) for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date; provided, however, that the Foundation hereby approves using Grant Funds to reimburse expenses specifically included in the Budget incurred by You prior to the Start Date. At the Foundation’s request, You will repay any portion of Grant Funds and/or Income that the Foundation determines in its discretion was used or committed in material breach of this Agreement.

INVESTMENT OF FUNDS

You must invest Grant Funds in highly liquid investments with the primary objective of preservation of principal (e.g., interest-bearing bank accounts or a registered money market mutual fund) so that the Grant Funds are available for the Project. Together with any progress or final reports required under this Agreement, You must report the amount of any currency conversion gains (or losses) and the amount of any interest, or other income generated by the Grant Funds (collectively, “Income”). Any Income must be used for the Project.

SEGREGATION OF FUNDS

You must maintain Grant Funds in a physically separate bank or a separate bookkeeping account maintained as part of Your financial records and dedicated to the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Agreement. “Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). “Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. “Global Access” means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within Developing Countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

To further define Your Global Access commitments, You will work with the Foundation to develop, by the time of completion of Phase II clinical trials, and execute a manufacturing and supply plan that will enable to be met the reasonably expected demand in Developing Countries for any Products (defined below).  The expected demand will be determined by the Foundation and You based upon review of the Foundation’s target markets for the applicable product and other relevant considerations, including cost-effectiveness.  The price of the relevant Products in Developing Countries will be such that the Products are affordable to low income individuals in the Developing Countries, and in no case would the price charged by You to the relevant procurer or distributor of such Products exceed Actual Production Costs (defined below) plus 10%.  For clarity, You will

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in no event be required to offer the applicable Product to a procurer or distributor at a price that would be less than Actual Production Costs.  The manufacturing and supply plan could involve the use of manufacturing partners and support from donors, and the specific level and allocation of funding responsibilities in such plan will be decided as mutually agreed in good faith in writing by the parties based on a fair allocation of the expected benefits between Developing Countries and developed countries.  The Foundation will have the right to inspect Your records to verify the Actual Production Costs.  These commitments do not apply to sales of Products used outside of the Developing Countries.

For purposes of the preceding paragraph, “Product” means any anti-respiratory syncytial virus (RSV) monoclonal antibody (mAb) optimized by You or on Your behalf in the course and as a result of performance of the Project (as any such optimized anti-RSV mAb may be further optimized by You or on Your behalf after completion of the Project); and “Actual Production Costs” means, with respect to a Product, (a) Your recognized cost of goods sold as calculated in accordance with Your usual and customary accounting methods, which are in accordance with GAAP, minus (b) the amount of any funding provided by the Foundation or any Foundation-supported Entity directly allocable to the production, supply and distribution of such Product (except to the extent such funding has been deducted from the cost of goods sold as calculated under the foregoing clause (a)).

LICENSE TO THE FOUNDATION

For the purpose of achieving Global Access, You grant the Foundation a nonexclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid up, sublicensable license to: make, use, sell, offer to sell, import, distribute, copy, modify, create derivative works, publicly perform and display the Funded Developments, and any Background Technology incorporated into a Funded Development or required to use a Funded Development; in each case, for the sole benefit of people in Developing Countries. You and the Foundation agree and acknowledge that the license granted in this section does not include the right to sell Funded Developments for end use outside of the Developing Countries and that no such sales are authorized under this license.  In the event You demonstrate to the satisfaction of the Foundation that Global Access can best be achieved without such a license (or a license of different scope) such as by the provision of a Global Access Strategy satisfactory to the Foundation, the Foundation and You will make good faith efforts to modify or terminate this license, as appropriate.

PUBLICATION

Consistent with Your Global Access commitments, if the Project description specifies Publication or Publication is otherwise requested by the Foundation, You will seek prompt Publication of any Funded Developments consisting of data and results. “Publication” means publication in a peer-reviewed journal or other method of public dissemination specified in the Project description or otherwise approved by the Foundation in writing. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers Global Access. If You seek Publication in a peer-reviewed journal, such Publication shall be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time. Nothing in this section shall be construed as requiring Publication in contravention of any applicable ethical, legal, or regulatory requirements. You will mark any Publication of any Funded Development subject to this clause with the appropriate notice or attribution, including author, date and copyright (e.g.,  © 20<> <Name>).

INTELLECTUAL PROPERTY REPORTING

During the term of this Agreement and for 5 years after, You will submit upon request annual intellectual property reports related to the Funded Developments, Background Technology, and any related agreements using the Foundation’s templates or forms, which the Foundation may modify from time to time.

DATA ACCESS

The Foundation believes the requirement that the knowledge and information gained from the Project be promptly and broadly disseminated extends to data and datasets generated through the Project. During the term of this Agreement, You will make cleaned datasets available to the Foundation upon request within a reasonable period of time after they are generated, and for internal Foundation use only. Following the End Date, You will make all cleaned datasets available to the Foundation, upon request and for internal Foundation use only. Unless otherwise agreed with the Foundation, You will make all data generated under the Project available to the public in a manner and under conditions mutually agreed to in good faith between You and

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the Foundation. Public dissemination of data and datasets may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers Global Access. Nothing in this section shall be construed as requiring the dissemination or release of data in contravention of any applicable ethical, legal, or regulatory requirements.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

You may not make subgrants under this Agreement. You have the exclusive right to select subcontractors to assist with the Project.

RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Agreement, directly or indirectly, in support of activities (a) prohibited by U.S. laws relating to combating terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) in or with countries or territories against which the U.S. maintains comprehensive sanctions (currently, Cuba, Iran, Syria, North Korea, and the Crimea Region of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the U.S.  government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You may not use Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with lobbying, gift, and ethics rules applicable to the Project.

PUBLICITY

PUBLICITY BY THE FOUNDATION

The Foundation may include information about the award of this grant, including Your name, in its periodic public reports and may make such information available on its website and as part of press releases, public reports, speeches, newsletters, tax returns, and other public disclosures.

PUBLICITY BY YOU

You must obtain the Foundation’s prior written approval before: (a) issuing a press release or other public announcement regarding this grant; and (b) any other public use of the Foundation’s name or logo. Please email Your request to: grantee.comms@gatesfoundation.org two weeks in advance to provide the Foundation an opportunity to review and comment. Detailed guidelines are available at: www.gatesfoundation.org/grantseeker/documents/guidelines_communications_for_grantees.doc.

PUBLICITY BY OTHERS

You and Your subgrantees, subcontractors, contingent workers, agents, or affiliates may not state or otherwise imply to third parties that the Foundation directly funds or otherwise endorses their activities.

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OTHER

LEGAL ENTITY AND AUTHORITY

You confirm that: (a) You are an entity duly organized or formed, qualified to do business, and in good standing under the laws of the jurisdiction in which You are organized or formed; (b) You are not an individual (i.e., a natural person) or a disregarded entity (e.g., a sole proprietor or sole-owner entity) under law; (c) You have the right to enter into and fully perform this Agreement; and (d) Your performance will not violate any agreement or obligation between You and any third party. You will notify the Foundation immediately if any of this changes during the term of this Agreement.

COMPLIANCE WITH LAWS

In carrying out the Project, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property, privacy, or publicity rights of any third party.

COMPLIANCE WITH REQUIREMENTS

You will conduct, control, manage, and monitor the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards (“Requirements”). You will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity. As a part of Your annual progress report to the Foundation, You must report whether the Project activities were conducted in compliance with all Requirements.

If the Project involves:

a.

any protected information (including personally identifiable, protected health, or third-party confidential), You will not disclose this information to the Foundation without obtaining the Foundation’s prior written approval and all necessary consents to disclose such information;

b.	children or vulnerable subjects, You will obtain any necessary consents and approvals unique to these subjects; and/or
c.

any trial involving human subjects, You will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and will obtain applicable trial insurance.

Any activities by the Foundation in reviewing documents and providing input or funding does not modify Your responsibility for determining and complying with all Requirements for the Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

If the Project involves clinical trials, trials involving human subjects, post-approval studies, field trials involving genetically modified organisms, experimental medicine, or the provision of medical/health  services (“Indemnified Activities”), You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents (“Indemnified Parties”) from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising out of or relating to the acts or omissions, actual or alleged, of You or Your employees, subgrantees, subcontractors, contingent workers, agents, and affiliates with respect to the Indemnified Activities. You agree that any activities by the Foundation in connection with the Project, such as its review or proposal of suggested modifications to the Project, will not modify or waive  the Foundation’s rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim. Your indemnification obligations are limited to the extent permitted or precluded under applicable federal, state or local laws, including federal or state tort claims acts, the Federal Anti-Deficiency Act, state governmental immunity acts, or state constitutions. Nothing in this Agreement will constitute an express or implied waiver of Your governmental and sovereign immunities, if any.

INSURANCE

You will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the

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Project in accordance with generally-accepted industry standards and as required by law. You will ensure Your subgrantees and subcontractors maintain insurance coverage consistent with this section.

TERM AND TERMINATION

TERM

This Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Agreement. The Foundation, in its discretion, may approve in writing any request by You for a no-cost extension, including amending the End Date and adjusting any affected reporting requirements.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project’s success; (c) there is a change in Your control; (d) there is a change in Your tax status; or (e) You fail to comply with this Agreement.

RETURN OF FUNDS

Any Grant Funds, plus any Income, that have not been used for, or committed to, the Project upon expiration or termination of this Agreement, must be returned promptly to the Foundation.

MONITORING, REVIEW, AND AUDIT

The Foundation may monitor and review Your use of the Grant Funds, performance of the Project, and compliance with this Agreement, which may include onsite visits to assess Your organization’s governance, management and operations, discuss the Project and Your finances, and review relevant financial and other records and materials. In addition, the Foundation may conduct audits, including onsite audits, at any time during the term of this Agreement, and within four years after Grant Funds have been fully spent. Any onsite visit or audit shall be conducted at the Foundation’s expense, following reasonable prior written notice, during normal business hours, and no more than once during any 12-month period.

INTERNAL OR THIRD PARTY AUDIT

If during the term of this Agreement You are audited by your internal audit department or by a third party and such audit identifies any deficiencies relevant to the management of the Project, You will provide the audit report to the Foundation upon request, including the management letter and a detailed plan for remedying any deficiencies observed (“Remediation Plan”), as relevant to the management of the Project. The Remediation Plan must include (a) details of actions You will take to correct any deficiencies observed, and (b) target dates for successful completion of the actions to correct the deficiencies; in each case, as relevant to the management of the Project.

RECORD KEEPING

You will maintain complete and accurate accounting records regarding Your use of the Grant Funds and copies of any reports submitted to the Foundation relating to the Project. You will retain such records and reports for 4 years after Grant Funds have been fully spent. At the Foundation’s request, You will make such records and reports available to enable the Foundation to monitor and evaluate how Grant Funds have been used or committed.

SURVIVAL

A Party’s obligations under this Agreement will be continuous and survive expiration or termination of this Agreement as expressly provided in this Agreement or otherwise required by law or intended by their nature.

GENERAL

ENTIRE AGREEMENT AND AMENDMENTS

This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

NOTICES AND APPROVALS

Written notices, requests, and approvals under this Agreement must be delivered by mail or email to the other

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Party’s primary contact specified on the Agreement Summary & Signature Page, or as otherwise directed by the other Party.

SEVERABILITY

Each provision of this Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the Agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement without the Foundation’s prior written approval. This Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Agreement and any amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

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ATTACHMENT C

DEVELOPING COUNTRIES

“Developing Countries” means the following list of countries, which includes (i) countries eligible for GAVI support as of 2016, (ii) countries in the process of transitioning out of GAVI support in 2016, and (iii) Botswana, Brazil, Philippines, South Africa and Thailand. “Developing Countries” also means any countries reasonably requested by the Foundation that are part of the Foundation’s strategies to which the Company consents in writing, such consent not to be unreasonably withheld and subject to the consent of Adimab, as applicable.

•	Afghanistan	•	Guinea	•	Pakistan
•	Angola	•	Guinea Bissau	•	Philippines
•	Armenia	•	Guyana	•	Papua New Guinea
•	Azerbaijan	•	Haiti	•	Rwanda
•	Bangladesh	•	India	•	São Tomé e Príncipe
•	Benin	•	Indonesia	•	Senegal
•	Bolivia	•	Kenya	•	Sierra Leone
•	Botswana	•	Kiribati	•	Solomon Islands
•	Burkina Faso	•	Korea, DPR	•	Somalia
•	Burundi	•	Kyrgyz Republic	•	Republic of Sudan
•	Cambodia	•	Lao PDR	•	South Africa
•	Cameroon	•	Lesotho	•	South Sudan
•	Central African Republic	•	Liberia	•	Tajikistan
•	Chad	•	Madagascar	•	Tanzania, United Republic of
•	Comoros	•	Malawi	•	Thailand
•	Congo,Dem Republic of	•	Mali	•	Timor Leste
•	Côte d’Ivoire	•	Mauritania	•	Togo
•	Cuba	•	Moldova	•	Uganda
•	Djibouti	•	Mozambique	•	Uzbekistan
•	Eritrea	•	Myanmar	•	Vietnam
•	Ethiopia	•	Nepal	•	Yemen
•	Gambia	•	Nicaragua	•	Zambia
•	Georgia	•	Niger	•	Zimbabwe
•	Ghana	•	Nigeria

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Grant Proposal Narrative

We appreciate your interest in submitting a proposal to the Bill & Melinda Gates Foundation and we thank you for working with us throughout the proposal process. Your designated foundation contact will continue to work collaboratively with you as you prepare your proposal to help you understand the connection between the foundation's relevant program strategy and the proposed project, as well as to respond to any questions you might have over the course of this process. You are encouraged to communicate with your program officer to make sure that your efforts are aligned with the proposal requirements and that you are not expending unnecessary time or energy in this process.

Answer all of the questions in this Proposal Narrative template and submit it to your foundation program officer for review and collaborative discussion. Due to tax, legal, and reporting requirements, all proposals must be submitted in English. The proposal must be submitted in Word, as PDFs will not be accepted.

This is a proposal shaping document and not a commitment by the foundation to fund the work.

General Information
Proposal Title	Respiratory Syncytial Virus (RSV) Program: Optimization Proposal
Requested Amount (U.S.$)	$1,137,292	Investment Duration (Months)	6
Total Project Cost (U.S.$)	$1,137,292
Opportunity ID	OPP1189138
Prospective Grantee Information
Organization Legal Name[1]	Arsanis, Inc.
Organization Doing Business as
Primary Contact Name	[**]	Mailing Address
Primary Contact Title	[**]	Street Address 1	890 Winter Street
Primary Contact Email	[**]	Street Address 2	Suite 230
Primary Contact Phone	[**]	Street Address 3
Feedback Contact[2]	[**]	City	Waltham
Feedback Email[2]	[**]	State / Province	Massachusetts
Authorized Signer Name	Mike Gray	Zip / Postal Code	02451-1472
Authorized Signer Title	CFO and CBO	Country	United States
Authorized Signer Email	mike.gray@arsanis.com
Website (if applicable)	www.arsanis.com

[1] Legal Name will be used in the agreement and should match the name on the bank account that receives the grant funds (assuming fully executed agreement).

[2] Feedback Contact/Email: The full name and email of the contact whom foundation staff queries for various surveys.

Tax Status (if known and applicable) Refer to Tax Status Definitions	Non-Exempt Organization - C Corporation	Organization’s Total Revenue for Most Recent Audited Financial Year (U.S.$)	$0
U.S. Employer Identification Number (EIN) (if applicable)	27-3181608
Submission Information
Date Submitted	10 April, 2018	Submitted by same as above	Yes
Submitted by Contact Name		Submitted by Contact Email
Submitted by Contact Title		Submitted by Contact Phone
Page 11 of 22	© 2016 Bill & Melinda Gates Foundation	Results Framework and Tracker – Short Form 3/31/16

Proposal Details

The Foundation is prohibited from conducting or funding any lobbying or political campaign activities, as these terms are specifically defined under U.S. tax law. Unlike many of our grantees/vendors who may engage in limited lobbying, the Foundation cannot lobby or fund any lobbying activities carried out by its grantees/vendors. We request that you please review the information at the following link: Foundation Funds and Advocacy, to assess whether any of your proposed activities may constitute lobbying as defined by the IRS. If so, you should revise your proposal accordingly prior to submission.

1.Executive Summary

Provide a brief summary of the investment.

Program Vision

Arsanis endeavors to collaborate with the Bill & Melinda Gates Foundation (BMGF) to develop and commercialize a safe, effective, globally-accessible parenteral monoclonal antibody product for the prevention of respiratory syncytial virus (RSV) infection in all newborns and potentially adults who could benefit from prophylactic intervention. Our guiding principles for this program will support BMGF’s Global Access commitments for an RSV monoclonal antibody (mAb).

The Arsanis team is deeply experienced in the research, development, and commercialization of infectious disease products (including RSV therapeutics) and mAbs, and as such is an attractive partner for BMGF’s RSV initiatives.

Describe the charitable purpose of this work by completing the statement “This grant will be used [to …].” Please limit to one sentence, begin with “to” and do not include a period at the end. Example: “This grant will be used [to fund new schools and assist other organizations in the design of new schools]”

Further develop a safe, effective, potent, highly manufacturable, and durable monoclonal antibody for the prevention of respiratory syncytial virus infection.

2.Problem Statement

Describe the problem, why it is a problem, and who is impacted by the problem. What specific elements of the problem is this investment trying to address?

The only product approved for the prevention of RSV infection is MedImmune’s Synagis® (palivizumab), a humanized mAb (IgG) directed against the RSV glycoprotein F. While effective in reducing RSV hospitalization rate in high-risk neonates, the global availability of Synagis is highly-restricted in developed countries and absent in the developing world for a variety of reasons including cost, dosing regimen, manufacturing capacity, and product stability.  This is a critical problem in the developing world, where RSV is responsible for over 30 million cases of acute lower respiratory infection and 200,000 deaths per year.

The development of a safe, effective, and globally-accessible product for the prevention of RSV infection has proven to be elusive over the years. Only one mAb product candidate is in clinical development, MEDI8897 (MedImmune), an anti-RSV mAb that targets glycoprotein F, which has the potential to show higher efficacy, and be administered by a more convenient dosing regimen than is currently the case with Synagis.

3.Scope and Approach

Describe the scope and approach of the proposed work. This should be a narrative description of the principal results the investment would achieve and how those results relate to the problem described above (rather than a list of outcomes and outputs.) Note: You will provide a list of outcomes and outputs in the Results Framework.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 4 pages were omitted. [**]

4.Risk Mitigation

As needed, describe any significant risks to the success of this project and how you plan to address them.

[**]

Page 12 of 22	© 2016 Bill & Melinda Gates Foundation	Results Framework and Tracker – Short Form 3/31/16

5.How We’ll Work Together

This question is intended to begin the dialogue on how foundation staff would work with you to achieve the intended outcomes. Topics could include minimal staff support, any specific issues that would likely need on-going discussion, regular communications, or other information to help establish mutual expectations and assist with implementing the proposed work.

Team meetings planned for [**]. Additional ad hoc teleconferences and email communication as needed.

6.Geographic Areas to Be Served

List all countries and sub-regions/states that would benefit from this work and associated dollar amounts. If areas to be served include the United States, indicate city and state. Add more rows as needed. More information about Geographic Areas to Be Served can be found here.

Location	Foundation Funding (U.S.$)
World	$1,137,292
$
$

7.Geographic Location of Work

List all countries and sub-regions/states where this work would be performed and associated dollar amounts. If location of work includes the United States, indicate city and state. Add more rows as needed. More information about Geographic Location of Work can be found here.

Location	Foundation Funding (U.S.$) (DIRECT COST ONLY)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

8.Global Access and Open Access

In order to establish that the projects we fund are charitable and will have a positive impact on the intended beneficiaries of our work, the foundation requires the projects it funds be conducted and managed in a manner that ensures Global Access and Open Access.

“Global Access” is a foundation policy requiring that: (a) the knowledge and information gained from the project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people

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most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the project.

“Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the project, including modifications, improvements, and further developments to Background Technology.

“Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the project used as part of the project.

Additional information about Global Access (including examples and case studies) can be found at http://globalaccess.gatesfoundation.org/.

“Open Access” is a foundation policy that sets the requirements, terms and conditions for publication of Funded Developments in a peer-reviewed journal. Additional Information on the foundation’s Open Access Policy for peer-reviewed publications and underlying data can be found at www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy. Note: the foundation will pay directly for reasonable fees to effect publication on “open access” terms; such fees should not be included in the project budget (See the Open Access Policy FAQs for further detail).

a)	Knowledge and Information

Describe how the knowledge and information gained from the project will be promptly and broadly disseminated (including how you will comply with the foundation’s Open Access Policy, discussed above).

Arsanis will promptly and broadly disseminate the output of Funded Developments in compliance with the Open Access Policy and Arsanis internal policies.  Our primary approaches are publication in peer-reviewed journals and presentations (e.g. abstracts, oral sessions) at scientific congresses.  In some circumstances, timing of disclosures may be gated by the need to provide for relevant intellectual property protections prior to such disclosures.

b)	Funded Developments (Indicate “not applicable,” as appropriate)
i.

Describe any Funded Developments that may ultimately result from the project, including any Background Technology that will be used or incorporated in the proposed project. If applicable, briefly explain how the Funded Developments will be made available and accessible at an affordable price to the intended beneficiaries. The use of commonly-available, off-the-shelf products (such as Microsoft Excel, Adobe, etc.) need not be disclosed.

Funded Developments that may ultimately result from the project include:

•Monoclonal antibody (mAb) drug candidates targeting RSV infection

•Pre-clinical data and regulatory filings that support the initiation of human studies of these mAbs

•Manufacturing know-how for the production of GMP mAb drug product

•Intellectual property (including patents and know-how) covering the mAbs

Background technology that may be incorporated in the project includes:

•Arsanis know-how related to the discovery and optimization of mAbs

•RSV mAb sequences (patents and know-how) that may be in-licensed by Arsanis from Adimab, LLC upon exercise of the Adimab license described below

•Technologies (patents and know-how) related to the optimization of RSV mAbs in-licensed by Arsanis from third parties

Technologies (patents and know-how) related to the manufacture of RSV mAbs in-licensed by Arsanis from third parties

ii.

Please confirm that you will make the Funded Developments – including any Background Technology incorporated into or required to use the Funded Developments – available to achieve the proposed project’s goals and Global Access. If you foresee any obstacles to achieving Global Access (e.g., third party rights, broad access, time frame, affordability) please briefly summarize the obstacles and the specific steps that you will take to address them.

Arsanis will make the Funded Developments available to achieve the project’s goals and Global Access as agreed upon with BMGF. Potential obstacles include: [**].
c)	Intellectual Property

Please indicate which, if any, of the following applies to your project:

__X__	Creation of Funded Developments will likely involve new IP rights (Note: copyrights in works intended to be published in accordance with the Open Access Policy need not be disclosed);
__X__	Use of Background Technology requires access to existing IP rights; or
__X__	For-Profit entities are engaged in the project.

If any of the above are present, please complete an Intellectual Property (IP) Report:

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Note: For login purposes, please use the email address to which this Proposal Narrative was sent. To delegate permissions to another member of your project team, or for any questions regarding the IP Report, please contact GlobalAccess@gatesfoundation.org.

If none of the above apply, please acknowledge by typing N/A: ____

9.Advocacy and Lobbying

While the foundation funds a broad range of advocacy activities, US law prohibits foundation funds from being earmarked to support direct or grassroots lobbying communications. Describe how this project will be conducted in compliance with these rules, as summarized in the Advocacy Guidelines Handout, and any other relevant local, state, or non-US lobbying laws. If foundation grant funds will be earmarked to influence policies, budgets, innovations, frameworks, action plans, etc., that could require a legislative vote, explain how such “legislative” activities will be conducted in accordance with the applicable rules and exceptions. Your explanation should address both direct and grassroots communications. If this investment does not include advocacy activities, indicate in the space below.

Arsanis will not use Foundation funds for this program to support direct or grassroots lobbying communications. All funds will be used for the project as described in this grant proposal.

10.Conduct and Control of the Project

In answering the questions in this section, please consider all Project activities, such as those involving: confidential or protected information (including personally identifiable information or protected health information); the inclusion of children or vulnerable populations; research involving human subjects; clinical trials; post-approval studies; field trials; experimental medicine; provision of medical services (diagnostic, prophylactic or treatment); product development; use of genetically modified organisms, human tissue, animals, radioactive isotopes, pathogenic organisms, recombinant nucleic acids, select agents or toxins (www.selectagents.gov), dual-use technology (http://export.gov/regulation/eg_main_018229.asp), or any substance, organism, or material that is toxic or hazardous; use of aircraft, unmanned vehicle systems, drones or satellites; and the import, export, transfer, approvals, consents, records, data, specimens, images, and materials related to any of the forgoing.

1.	Please confirm that your organization:
a)

will maintain the expertise necessary to conduct, control, manage, and monitor all aspects of the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements including applicable international, national, state, local, and institutional, school district or school network standards and policies and is responsible for determining and complying with these requirements and standards;

b)	will not disclose any confidential or protected information to the Foundation without obtaining prior written approval from the foundation and all necessary consents to disclose such information;
c)

acknowledges that any activities by the Foundation in reviewing documents, providing input or funding does not modify your organization’s responsibility for determining and complying with all applicable ethical, legal, regulatory, and safety requirements for the Project in all places;

d)

is a government agency, public institution or multilateral organization or will otherwise maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted standards and as required by law (for instance, general, professional, clinical trial, product liability, medical malpractice, workers' compensation, or otherwise);

e)	will not transfer any biological materials, chemicals, reagents, hazardous materials or the like to the Foundation.

Confirmed __X__

Not confirmed ____ (please explain)

Complete if you are a Global Health Applicant:

2.

Does the Project involve any of the following: clinical trial, other trial involving human subjects, post-approval study, experimental medicine, field trial of genetically modified organisms, or the provision of medical/health services?

No __X__

Yes ____ (If yes, please list all approvals and consents required for each site and describe the timeframe in which your organization will acquire the necessary approvals and consents.)

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3.

Please identify the name of the entity that will be the sponsor/responsible party of any clinical trials, studies involving human subjects, experimental medicine studies, post-approval studies, products, or regulatory filings contemplated by the Project.  Note that the Foundation will not serve as the sponsor/responsible party nor accept delegation of any of these responsibilities. If the Project will not involve such activities, please indicate not applicable or N/A below.

Arsanis, Inc.

Complete if you are a U.S. Program Applicant:

4.	Does the Project involve regulated human subject research?

No __X__

Yes ____ (If yes, please identify the name of the entity that will be conducting such research and please describe any consents, approvals or waivers needed or obtained to the extent such are necessary for compliance with applicable law.)

Delete this text before sending:

OPTIONAL QUESTIONS (11-21)

PO to select which optional questions below (11-21) to include. At a minimum, include any questions identified by the Risk Profile, Investment Development Plan, and GCM/Business Partner feedback. PC to remove questions that are not applicable before sending, but remember the Reporting & Payment Schedule will need to be completed and discussed with grantee prior to sending them the grant agreement.

11.Data Access

We anticipate this investment, if funded, would generate datasets that may be of interest to the foundation and/or to the field if made publicly available.  Please describe any datasets that will be generated as part of this investment. Specifically address when and how the datasets would be made available to the foundation and/or to the public, in what form or format, and any anticipated costs to your organization. Additional information about Data Access can be found here.

[**]

Budget Narrative

The purpose of the budget narrative is to supplement the information provided in the excel-based budget template by justifying how the budget cost elements are necessary to implement project activities and accomplish target outcomes. The budget narrative is a tool to help foundation staff fully understand the budgetary needs of the project and is an opportunity to provide descriptive information about the costs, drivers, and risks that can’t be easily communicated in the budget template. Together, the budget narrative and budget template should provide a complete quantitative and qualitative description that supports the proposed budget. The description provided in the budget template should be very brief. Please use this budget narrative to provide a thorough description of your budget and only complete questions that are relevant to your grant proposal.

For Global Development, Global Health and Global Policy and Advocacy related grants: If your proposal includes any sub-contracts and/or sub-grants greater than $1 million USD, please complete a separate budget template and narrative for each organization.

For U.S. Programs, Communications and Family Interest related grants: If your proposal includes any sub-contracts and/or sub-grants greater than $250,000 USD, please complete a separate budget template and narrative for each organization.

1.Summary

Please explain the major cost drivers and how costs relate to planned activities and target outcomes. Also explain any potential risks in spending as budgeted and any plans to mitigate those risks.

If budgeting by outcomes, or additional dimension, please explain the major cost drivers per outcome or other relevant dimension.

[**].

2.Personnel and Benefits

Personnel: Provide a brief explanation of personnel budgeted, including responsibilities as they relate to the grant. Also include assumptions made for any staff budgeted which are to-be-hired, including salary estimates for these personnel.

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[**].

Benefits: Describe the components of the benefits (column R of the “Budget Details” sheet) included with the salary costs. For example: pension, health insurance, expatriate costs, etc.

[**].

3.Travel

Provide rationale for the travel budgeted and assumptions used to determine appropriate number of trips and personnel required. Also include a brief rationale for how travel costs were estimated.

In person meeting with Foundation in [**]

4.Consultants

Provide a brief description of the work to be performed by consultants in support of the overall project and describe any expenses that have been included.

[**]

5.Capital Equipment

Provide a brief justification and description of any items required for the project with a unit cost of greater than $5,000 (USD) and a useful life of more than one year.

N/A

6.Other Direct Costs

Provide a brief description and rationale for other direct costs required, including cost assumptions used to develop the budget for these costs.

Direct costs include [**].

7.Sub-awards

List all sub-grantees or sub-contractors involved in this investment. Add more rows as needed.

Name	Corporate Entity Name (if applicable)	Mailing Address
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

If separate budgets are required (see above), please also submit a separate budget template and narrative for each sub-award.

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Describe the work each organization is going to perform as well as the rationale for each organization chosen to participate on this project as a sub-grantee or sub-contractor. If organizations are TBD, include the assumptions used to estimate cost for the sub-award and the process and timeline you will be using to select these organizations.

Note: You will be required to submit the sub-award budget once final.

8.Indirect Cost Rate

Briefly explain the indirect cost rate being charged on this project and the rationale and assumptions behind it.

The indirect cost rate applied to this project is [**].

9.Currency Exchange

Briefly describe any foreign currency exchange exposure with this investment. Which costs included in the budget are exposed to exchange risk? How much do these costs total?

Approximately $[**]. [**]

10.Other Sources of Support for this Project

If you are requesting funding from the foundation for only a portion of this project and will depend on funds from other sources, please describe your contingency plans if full project funding does not become available. If you have applied for funding from other sources which overlap with the funding requested in this proposal, please indicate the nature and timing of that potential funding. Any expected in-kind contributions (e.g. drug donations, personnel time) should be included in the description.

NOTE: Names of the other sources and their expected dollar (U.S.$) contributions should be included on the ‘Financial Summary & Reporting’ sheet of the budget in the Funding Plan table.

11.Other

Please feel free to use this section to provide any other commentary or information that helps to describe and justify the budget request presented. This may include assumptions and rationale behind indirect costs, risks, anomalies or other assumptions foundation staff should be aware of when reviewing the budget.

Total project spend incurred in Q1’18 was approximately $[**]. By category: •[**]

Privacy and Non-Confidentiality Notice

The foundation is required by the IRS to publish a list of its grants. We may also provide a general description of our grants and contracts on our web sites, in press releases, and in other marketing materials. Subject to the foundation’s Privacy Policy, the foundation may also share information you provide to us (either orally or in writing) with third parties, including external reviewers, key partners and co-funders. This document is subject to the foundation’s Terms of Use.

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Results Framework and Tracker (Short Form)

Use this form to capture and report on investment outputs. The Results Framework & Results Tracker will be developed collaboratively by you and your foundation program officer to finalize an agreed upon outputs schedule.

General Information
Investment Title	Respiratory Syncytial Virus (RSV) Program: Optimization Proposal
Program Officer	[**]	Opportunity/Contract ID	OPP1189138
Prospective Grantee Information
Organization Legal Name	Arsanis Inc
Primary Contact Name	[**]	Primary Contact Email	[**]
Primary Contact Title	[**]	Primary Contact Phone	[**]
Submission Information
Date Submitted	11 April 2018	Submitted by same as above	Yes
Submitted by Contact Name		Submitted by Contact Email
Submitted by Contact Title		Submitted by Contact Phone

1.Primary Investment Outcomes

Define the ultimate or overall change(s) in technologies, systems, populations or behaviors the investment seeks to achieve in the context of the project timeframe; tell us what success is for this investment. (If section is pre-populated, edit as needed.)

Note: Primary investment outcomes may not be applicable for all investments. In these cases, please leave the space below blank.

The primary investment outcome for the project timeframe is [**]. The long-term objective of the program is the development of a safe, effective, potent, highly manufacturable, and durable monoclonal antibody for the prevention of respiratory syncytial virus infection.

2.Investment Outputs

Provide a list of outputs (the goods, services, deliverables, or events produced during an investment) that will be tracked. This is not meant to be an exhaustive list of activities, but rather outputs that inform whether the project is on track. The Foundation and grantee/vendor will determine together which outputs will be tied to payments. (If section is pre-populated, edit as needed.)

Output Number	Output Description Assuming a January 1st, 2018 start date	Target Completion Date	Actual Completion Date	Payment Contingency
1	[**]	[**]
2	[**]	[**]
3
4

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3.Grantee/Vendor Comments

Use this section to provide comments about the outputs/deliverables above including variances on completion dates, additional context, etc. Be sure to include the date and specific deliverable referred to in the comment.

[**]

Privacy and Non-Confidentiality Notice

The foundation is required by the IRS to publish a list of its grants. We may also provide a general description of our grants and contracts on our web sites, in press releases, and in other marketing materials. Subject to the foundation’s Privacy Policy, the foundation may also share information you provide to us (either orally or in writing) with third parties, including external reviewers, key partners and co-funders. This document is subject to the foundation’s Terms of Use.

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Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 10 pages were omitted. [**]

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